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                                                                     Exhibit 2.2



                                    AGREEMENT AND PLAN OF MERGER, dated as of
                              __________, 1999 (this "Agreement"), between TW Telecom Merger Corp., a Delaware corporation ("TW Telecom"), Time Warner Telecom LLC , a Delaware limited liability company ("TWT LLC") and Time Warner Telecom Inc., a Delaware corporation
                              ("TWT Inc.").

                              W I T N E S S E T H :

          WHEREAS TW Telecom desires to acquire the properties and other assets and to assume all of the liabilities and obligations pursuant to a merger of each of TWT LLC and TWT Inc. with and into TW Telecom;

          WHEREAS Section 18-209 of the Delaware Limited Liability Company Act, 6 Del. C. 'SS' 18-101, et seq. (the "Delaware Act") and Section 264 of the General Corporation Law of the State of Delaware, 8 Del C. 'SS' 101, et seq. (the "GCL") authorize the merger of a Delaware limited liability company with and into a Delaware corporation and Section 251 of the GCL authorizes the merger of a Delaware corporation with and into another Delaware corporation;

          WHEREAS TW Telecom, TWT LLC and TWT Inc. now desire to merge (the "Merger"), following which TW Telecom shall be the surviving entity;

          WHEREAS Time Warner Companies, Inc., a Delaware corporation ("TWX"), American Television and Communications Corporation, a Delaware corporation ("ATC"), Warner Communications Inc., a Delaware corporation ("WCI"), TW/TAE, Inc., a Delaware corporation ("TW/TAE"), FibrCOM Holdings, L.P., a Delaware limited partnership that is owned by TW/Kblcom Inc., a Delaware corporation ("TW/KBLCOM"), Paragon Communications, a Colorado general partnership ("Paragon" and, together with TWX, ATC, WCI, TWI/TAE and TW/KBLCOM, the "TW Stockholders"), Media One Group, Inc., a Colorado corporation ("MediaOne"), and Advance/Newhouse Partnership, a New York general partnership ("A/N"), as the "distributee members" under the Amended and Restated Limited Liability Company Agreement of TWT LLC (the "Members") have approved this Agreement and the consummation of the Merger



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and have executed counterparts to this Agreement as evidence of that approval;

          WHEREAS TW Telecom's Certificate of Incorporation and By-laws permit, and resolutions adopted by TW Telecom's Board of Directors authorize, this Agreement and the consummation of the Merger; and

          WHEREAS TWT Inc.'s Certificate of Incorporation and By-laws permit and resolutions adopted by TWT Inc.'s Board of Directors authorize, this Agreement and the consummation of the Merger.

          NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   The Merger

          SECTION 1.01. The Merger. (a) After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, as TW Telecom, the Members and TWT Inc. shall determine, TW Telecom, which shall be the surviving entity, shall merge with each of TWT LLC and TWT Inc. and shall file a certificate of merger substantially in the form of Exhibit A hereto (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger (the "Effective Time").

          (b) At the Effective Time, each of TWT LLC and TWT Inc. shall be merged with and into TW Telecom, whereupon the separate existence of each of TWT LLC and TWT Inc. shall cease, and TW Telecom shall be the surviving entity of the Merger (the "Surviving Corporation") in accordance with Section 18-209 of the Delaware Act and Sections 251, 259 and 264 of the GCL.

          SECTION 1.02. Exchange of Interests. At the Effective Time:

          (a) each Class B limited liability company interest in TWT LLC outstanding immediately prior to the Effective Time, representing a 1% participation percentage in the Company, shall be exchanged for 815,557.7 shares of Class B Common Stock of TW Telecom provided that TW Telecom shall not be required to issue fractional shares;




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          (b) each Class A limited liability company interest in TWT LLC outstanding immediately prior to the Effective Time representing a 1% participation percentage in the Company, shall be exchanged for 815,557.7 shares of Class A Common Stock of TW Telecom provided that TW Telecom shall not be required to issue fractional shares;

          (c) each option exercisable for one Unit (as defined in the TWT LLC 1998 Option Plan) outstanding immediately prior to the Effective Date shall be exchanged for one option exercisable for one share of Class A Common Stock of TW Telecom;

          (d) each share of common stock of TW Telecom that is owned by TWT LLC shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

          (e) each share of capital stock of TWT Inc. that is owned by TWT LLC or any subsidiary of TWT LLC shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.


                                   ARTICLE II

                            The Surviving Corporation

          SECTION 2.01. Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-laws of TW Telecom in effect at the Effective Time shall be the Certificate of Incorporation and By-laws attached hereto as Exhibits B and C, respectively unless and until amended in accordance with its terms and applicable law. In accordance with the Amended and Restated Certificate of Incorporation, the name of the Surviving Corporation shall be Time Warner Telecom Inc.

          SECTION 2.02. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the applicable law, (i) the Representatives of the Management Committee of TWT LLC shall become the directors of TW Telecom and




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(ii) the officers of TWT LLC shall become the officers of TW Telecom.


                                   ARTICLE III

                        Transfer and Conveyance of Assets
                          and Assumption of Liabilities

          SECTION 3.01. Transfer, Conveyance and Assumption. At the Effective Time, TW Telecom shall continue in existence as the Surviving Corporation, and without further transfer, succeed to and possess all of the rights, privileges and powers of each of TWT LLC and TWT Inc., and all of the assets and property of whatever kind and character of each of TWT LLC and TWT Inc. shall vest in TW Telecom without further act or deed; thereafter, TW Telecom, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of each of TWT LLC and TWT Inc., and any claim or judgment against either TWT LLC or TWT Inc. may be enforced against TW Telecom, as the Surviving Corporation, in accordance with Section 18-209 of the Delaware Act and Section 259 of the GCL.

          SECTION 3.02. Further Assurances. If at any time TW Telecom shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of either TWT LLC or TWT Inc., or otherwise to carry out the provisions hereof, the proper representatives of each of TWT LLC and TWT Inc. as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Corporation and otherwise to carry out the provisions hereof.




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                                   ARTICLE IV

                                   Termination

          SECTION 4.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of this agreement by the members and stockholders of the constituent entities:

          (a) by mutual written consent of the Members, on behalf of TWT LLC, the Board of Directors of TWT Inc., and the Board of Directors of TW Telecom;

          (b) by either the Members, on behalf of TWT LLC, the Board of Directors of TWT Inc., or the Board of Directors of TW Telecom, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining TW Telecom, TWT LLC or TWT Inc. from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

          SECTION 4.02. Effect of Termination. If this Agreement is terminated pursuant to Section 4.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto.


                                    ARTICLE V

                                  Miscellaneous

          SECTION 5.01. Amendments; No Waivers. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Members, on behalf of TWT LLC, by TWT Inc. and by TW Telecom.

          (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be




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cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 5.02. Integration. All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, between TW Telecom, TWT LLC and TWT Inc., or their representatives, are merged into this agreement, and this Agreement shall constitute the entire understanding between TW
Telecom, TWT LLC and TWT Inc. with respect to the subject matter hereof.

          SECTION 5.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

          SECTION 5.04. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          SECTION 5.05. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.




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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.


                                       TIME WARNER TELECOM LLC,

                                       by

                                            FIBRCOM HOLDINGS, L.P.,

                                              by FIBRCOM INCORPORATED,
                                                 General Partner

                                              by __________________________
                                                 Name:
                                                 Title:


                                            TIME WARNER COMPANIES, INC.

                                              by __________________________
                                                 Name:
                                                 Title:


                                            AMERICAN TELEVISION AND
                                            COMMUNICATIONS CORPORATION,

                                              by __________________________
                                                 Name:
                                                 Title:


                                             WARNER COMMUNICATIONS INC.,

                                              by __________________________
                                                 Name:
                                                 Title:




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                                                                               8


                                            TW/TAE, INC.,

                                              by __________________________
                                                 Name:
                                                 Title:


                                            PARAGON COMMUNICATIONS,

                                              by KBL COMMUNICATIONS, INC.,
                                                 Managing General Partner

                                              by __________________________
                                                 Name:
                                                 Title:


                                            MEDIAONE GROUP, INC.,


                                              by __________________________
                                                 Name:
                                                 Title:


                                            ADVANCE/NEWHOUSE PARTNERSHIP,

                                              by ADVANCE COMMUNICATION
                                                 CORP., General Partner,

                                              by __________________________
                                                 Name:
                                                 Title:


                                            TIME WARNER TELECOM INC.

                                              by __________________________
                                                 Name:
                                                 Title:

                                            TW TELECOM MERGER CORP.

                                              by __________________________
                                                 Name:
                                                 Title:



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